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                                                                    Exhibit (j)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A)
(No. 333-45293) of Sage Life Investment Trust, of our report dated
February 8, 2002, included in the 2001 Annual Report to shareholders.


Philadelphia, Pennsylvania
April 11, 2002